H.B. FULLER COMPANY
DEFINED CONTRIBUTION RESTORATION PLAN

(Effective January 1, 2007)

H.B. FULLER COMPANY
DEFINED CONTRIBUTION RESTORATION PLAN

(Effective January 1, 2007)

TABLE OF CONTENTS

Page

SECTION 1.	INTRODUCTION AND DEFINITIONS			1

	1.1.	Introduction
	1.2.	Definitions
		1.2.1.	Account
		1.2.2.	Affiliate
		1.2.3.	Base Plan
		1.2.4.	Beneficiary
		1.2.5.	Change in Control
		1.2.6.	Code
		1.2.7.	Committee
		1.2.8.	Company
		1.2.9.	Disability
		1.2.10.	Effective Date
		1.2.11.	Eligible Compensation
		1.2.12.	Employers
		1.2.13.	ERISA
		1.2.14.	Measuring Options
		1.2.15.	Participant
		1.2.16.	Plan
		1.2.17.	Plan Statement
		1.2.18.	Plan Year
		1.2.19.	Separation from Service
		1.2.20.	Unforeseeable Emergency

SECTION 2.	PARTICIPATION			5

	2.1.	General
	2.2.	Suspension of Eligibility

SECTION 3.	CREDITS TO ACCOUNTS			6

	3.1.	Amount
	3.2.	Eligible Participants

-i-

SECTION 5.	ADJUSTMENT OF ACCOUNTS			7

	4.1.	Establishment of Accounts
	4.2.	Adjustments of Accounts
	4.3.	Investment Adjustments

SECTION 5.	VESTING			8

SECTION 6.	DISTRIBUTIONS			9

	6.1.	Time of Distribution
	6.2.	Form of Distribution
	6.3.	Distributions in Cash
	6.4.	Special Rules
		6.4.1.	Unforeseeable Emergency
		6.4.2.	Code §162 Delay
		6.4.3.	No Parachute Payment
		6.4.4.	Lump Sum Distribution to Pay Taxes
	6.5.	Designation of Beneficiaries
		6.5.1.	Right to Designate
		6.5.2.	Failure of Designation
		6.5.3.	Disclaimers by Beneficiaries
		6.5.4.	Definitions
		6.5.5.	Special Rules
	6.6.	No Spousal Rights
	6.7.	Death Prior to Full Payment
	6.8.	Facility of Payment

SECTION 7.	FUNDING OF PLAN			14

	7.1.	Unfunded Obligation
	7.2.	Corporate Obligation

SECTION 8.	AMENDMENT AND TERMINATION			15

	8.1.	Amendment of Plan
	8.2.	Termination of Plan
	8.3.	No Oral Amendments

SECTION 9.	DETERMINATIONS — RULES AND REGULATIONS			16

	9.1.	Determinations
	9.2.	Method of Executing Instruments
	9.3.	Claims Procedure
		9.3.1.	Initial Claim and Decision
		9.3.2.	Request for Review and Final Decision

-ii-

	9.4.	Rules and Regulations
		9.4.1.	Adoption of Rules
		9.4.2.	Specific Rules
		9.4.3.	Limitations and Exhaustion

SECTION 10.	PLAN ADMINISTRATION			20

	10.1.	Authority
		10.1.1.	Company
		10.1.2.	Committee
		10.1.3.	Board of Directors
	10.2.	Conflict of Interest
	10.3.	ERISA Administrator
	10.4.	Service of Process

SECTION 11.	CONSTRUCTION			21

	11.1.	ERISA Status
	11.2.	IRC Status
	11.3.	Effect on Other Plans
	11.4.	Disqualification
	11.5.	Rules of Document Construction
	11.6.	References to Laws
	11.7.	Choice of Law
	11.8.	Delegation
	11.9.	Not an Employment Contract
	11.10.	Tax Withholding
	11.11.	Expenses
	11.12.	Spendthrift Provision

-iii-

H.B. FULLER COMPANY
DEFINED CONTRIBUTION RESTORATION PLAN

(Effective January 1, 2007)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Introduction. Effective January 1, 2007, H.B. Fuller Company (“H.B. Fuller”) hereby establishes a nonqualified, unfunded, nonelective deferred compensation plan entitled “H.B. Fuller Company Defined Contribution Restoration Plan” (the “Plan”) for the purpose of providing a select group of management or highly compensated employees of H.B. Fuller and certain affiliated corporations (“Employers” or “Employer” as applicable) with retirement benefits that cannot be provided under the tax-qualified H.B. Fuller Company Thrift Plan and EFTEC Savings Plan on account of compensation limits under section 401(a)(17) of the Code.

1.2. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1. Account — the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who becomes a Participant in this Plan in accordance with Section 2 and to which is credited the amounts specified in Sections 3 and 4 and from which are subtracted payments made pursuant to Section 6. Such subaccounts may be established as the Company may determine necessary or useful to the administration of this Plan.

1.2.2. Affiliate— a business entity which is affiliated in ownership with H.B. Fuller that is recognized as an Affiliate by the Company for the purposes of this Plan.

1.2.3. Base Plan— as applicable, the H.B. Fuller Company Thrift Plan or any successor plan thereto or the EFTEC Savings Plan or any successor plan thereto.

1.2.4. Beneficiary — a person designated by a Participant (or automatically by operation of Section 6.5) to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.5. Change in Control— any of the following events:

(a)
a change in control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (the Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)
a public announcement (which for purposes hereof, shall include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes a beneficial owner (as defined in Rules 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities or the Company representing 15% or more of the Voting Power of the Company then outstanding;

(c)
the individuals who, as of January 1, 2007, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such a new director shall be considered to be a member of the Incumbent Board);

(d)
the approval of the shareholders of the Company of (i) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity’s then outstanding voting securities; (ii) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (iii) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

(e)	a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

1.2.6. Code— the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.7. Committee— the Compensation Committee of the Board of Directors of H.B. Fuller (or any successor committee) or such other person or persons whom the Committee authorizes to act on its behalf to administer the Plan.

1.2.8. Company — H.B. Fuller Company and any successor thereto.

1.2.9.  Disability — a medically determinable physical or mental impairment which (i) is expected to result in death or to last for a continuous period of at least 12 months, (ii) renders the Participant incapable of any substantial gainful activity, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Company. Alternatively, a Participant will be considered disabled if the Participant is, by reason of any medically determinable physical or mental impairment which is expected to result in death or to last for a continuous period of at least 12 months, receiving income replacement for a period of at least 3 months under the Employer’s disability plan. A Participant who provides proof of a determination of disability by the Social Security Administration will be deemed disabled under this Plan. Disability shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

1.2.10. Effective Date— January 1, 2007.

1.2.11. Eligible Compensation— Eligible Earnings as defined under the Base Plan; provided, however, that Eligible Compensation for purpose of this Plan shall be determined without regard to limitations imposed under section 401(a)(17) of the Code.

1.2.12. Employers— H.B. Fuller and each business entity affiliated with H.B. Fuller that employs persons who are designated by the Committee for participation in this Plan (collectively the “Employers” and separately the “Employer”).

1.2.13. ERISA— the Employee Retirement Income Security Act of 1974, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.14. Measuring Option(s) — the investment option(s) determined from time to time in the sole discretion of the Committee which may be elected by the Participant to measure the value of credits in the Participant’s Account. In the absence of a specific determination by the Committee, the value of the Participant’s Account shall be increased daily by a factor that would result in an annual rate of return equal to the annual prime rate for corporate borrowers quoted each day by the Wall Street Journal.

1.2.15. Participant— an employee of an Employer who becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the Participant’s Account).

1.2.16. Plan— the nonqualified, income deferral program maintained by H.B. Fuller established for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, “Plan” does not refer to the documents pursuant to which this Plan is maintained. That document is referred to herein as the “Plan Statement”). The Plan shall be referred to as the H.B. Fuller Company Defined Contribution Restoration Plan.

1.2.17. Plan Statement— this document entitled “H.B. Fuller Company Defined Contribution Restoration Plan” as adopted by the Board of Directors of H.B. Fuller, as the same may be amended from time to time thereafter.

1.2.18. Plan Year— the twelve (12) consecutive month period ending on any December 31.

1.2.19. Separation from Service— a complete severance of an employee’s employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee’s death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Separation from Service. Separation from Service shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

1.2.20. Unforeseeable Emergency— a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Unforeseeable Emergency shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

SECTION 2

PARTICIPATION

2.1. General. Each employee of an Employer shall become a Participant in the Plan upon satisfaction of the following requirements:

(a)
Employee is determined by the Committee to be classified at the pay grade of thirty-two (32) or higher or to be a member of a select group of management or highly compensated employees (as that term is used in ERISA);

(b)	Employee is affirmatively selected by the Committee for participation in the Plan; and

(c)	Employee is eligible to participate in the Base Plan.

2.2. Suspension of Eligibility. If the Committee determines that a Participant ceases to be a member of a select group of management or highly compensated employees (as that term is used in ERISA), the Participant’s deferral election will terminate and no additional amounts will be credited to the Participant’s Accounts until such time as the individual is again determined to be eligible to participate in the Plan by the Committee. However, the Accounts of such Participant shall continue to be adjusted pursuant to Section 4 until distributed.

SECTION 3

CREDITS TO ACCOUNT

3.1. Amount. As soon as administratively feasible after the end of the Plan Year, the Company shall credit the Account of each eligible Participant with an amount equal to four percent (4%) of the Participant’s Eligible Compensation for such Plan Year less the amount of employer matching contributions actually credited to the Participant for such Plan Year in the Base Plan; provided, however, that such credit to the Account shall be reduced by the amount of any FICA, federal, state and/or local income taxes that may be due with respect to such credit.

3.2. Eligible Participants. For purposes of this Section 3, a Participant shall be an eligible Participant for a Plan Year only if (i) the Participant was eligible to participate under the Base Plan on the first day of the Plan Year, and (ii) the Participant’s elective deferrals under the Base Plan were equal to the maximum amount permitted for such Plan Year under section 402(g) of the Code PLUS, if applicable to the Participant, the maximum amount permitted for such Plan Year under section 414(v) of the Code (i.e., catch up deferrals). For this purpose, a Participant who ceases to be eligible to participate in the Base Plan before the end of the Plan Year shall be treated as having deferred the maximum amounts under sections 402(g) and 414(v) of the Code if the Participant deferred a pro-rated amount of such maximum amounts based on the number of pay periods during which the Participant was eligible to participate in the Base Plan.

SECTION 4

ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Accounts. There shall be established for each Participant unfunded, bookkeeping Accounts which shall be hypothetical in nature. Neither the Plan nor any of the Accounts shall hold or be required to hold any actual funds or assets.

4.2. Adjustments of Accounts. From time to time, but not less frequently than the last day of each Plan Year, the value of each Account or portion of an Account shall be increased (or decreased) for distributions, credits (including any earnings, gains or losses thereon) and any expenses charged to the Account.

4.3. Investment Adjustments. The Committee shall have the sole discretion to designate from time to time the Measuring Option(s) in which the Accounts may be deemed invested. The Committee shall, in its sole discretion, adopt rules specifying (i) the circumstances under which a particular Measuring Option may be elected (or automatically utilized), (ii) the minimum or maximum percentages which may be allocated to the Measuring Option, (iii) the procedures (if any) for Participants making or changing elections of Measuring Options (including when such elections and election changes shall be implemented after the election is accepted by the Committee), (iv) the extent (if any) to which beneficiaries of deceased Participants may change Measuring Options, and (v) the effect of a Participant’s or beneficiary’s failure to make an effective election with respect to a Measuring Option. Notwithstanding the foregoing, subsequent to a Change in Control, the Committee shall maintain the availability of those Measuring Options in place at the time of the Change in Control (or substantially equivalent Measuring Options).

SECTION 5

VESTING

The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times. Notwithstanding the foregoing, if the Company determines in its discretion that a Participant has improperly received a credit under this Plan for any reason (including, but not limited to, an erroneous calculation or other mistake of fact, or on account of a restatement of earnings), the Account shall be reduced by the amount of the improper credit.

SECTION 6

DISTRIBUTIONS

6.1. Time of Distribution. The value of the Participant’s Account shall be determined as of the last business day of the month in which occurs the earliest of (i) the date that is six (6) months following the Participant’s Separation from Service, (ii) the date of Participant’s death, or (iii) the date of the Participant’s Disability (the “Distribution Date”), and payment to the Participant (or Beneficiary, if applicable) shall commence within sixty (60) days thereafter.

6.2. Form of Distribution. Distribution shall be made to the Participant (or Beneficiary, if applicable) in a single lump sum.

6.3. Distributions in Cash. Distribution from the Participant’s Account shall be paid in cash.

6.4. Special Rules.

6.4.1. Unforeseeable Emergency. A Participant whose Distribution Date has not occurred but who has incurred an Unforeseeable Emergency may request a withdrawal from such Participant’s Account. In the event that the Company, upon written petition of the Participant, determines in his or her sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall distribute to the Participant as soon as reasonably practicable following such determination, an amount (not in excess of the value of the Participant’s Account) necessary to satisfy the emergency. If multiple Measuring Options are available in the Plan, distribution shall be taken pro-rata from the Measuring Options the Participant has elected.

6.4.2. Code §162 Delay. Notwithstanding anything to the contrary in this Section 6, distribution shall be delayed when the Employer reasonably anticipates that the Employer’s federal income tax deduction with respect to such distribution otherwise would be limited or eliminated by application of section 162(m) of the Code. The distribution shall thereafter be made at the earliest date at which the Employer reasonably anticipates that the deduction with respect to such distribution will not be limited or eliminated by application of section 162(m) of the Code.

6.4.3. No Parachute Payment. If the Committee determines in its reasonable discretion following consultation with appropriate tax and/or legal advisors that distribution on account of the Participant’s Separation from Service would likely constitute a parachute payment for purposes of section 280G of the Code, distribution on account of the Participant’s Separation from Service shall not occur, and distribution shall occur, thereafter, only on account of the earliest of (i) the Participant’s sixty-fifth (65th) birthday, (ii) the Participant’s death or (iii) the Participant’s Disability; provided, however, that if the Participant is age sixty-five (65) or more on the date of such determination, the Participant’s seventy-second (72nd) birthday shall be substituted for the sixty-fifth (65th) birthday. If the Participant’s Separation from Service occurs subsequent to a Change in Control, the Committee shall, at the Company’s expense, promptly request a written opinion of the “independent auditor” with respect to the applicability of such section 280G and such written opinion shall determine if a distribution would likely constitute a parachute payment. As used in this Section 6.4.3, the term “independent auditor” means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by the Company or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Committee in its reasonable discretion.

6.4.4. Lump Sum Distribution to Pay Taxes. Notwithstanding anything to the contrary in this Section 6, a lump sum shall be distributed to the Participant (i) to pay any employment taxes under FICA that may become due on compensation deferred under this Plan, (ii) to pay any income tax withholding related to the distribution of amounts to pay FICA taxes, and (iii) to pay any amounts required to be included in the Participant’s income due to failure to comply with the requirements in section 409A of the Code.

6.5. Designation of Beneficiaries.

6.5.1. Right to Designate. Each Participant may designate, upon form to be furnished by and filed with the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any spouse, Beneficiary or any other person. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Company during the Participant’s lifetime. The Company may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

6.5.2. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

6.5.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a payment of all or a portion of a deceased Participant’s Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the unpaid Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Company after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 11.12 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Company.

6.5.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, the following definitions and rules shall be applied.

(a)	“Issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(i)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(ii)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(iii)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

(b)	“Child” means an issue of the first generation;

(c)
“Per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and

(d)	“Survive” and “surviving” mean living after the death of the Participant.

6.5.5. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
The automatic Beneficiaries specified in Section 6.5.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form that is both executed by the Participant and received by the Company (i) after the date of the legal termination of the marriage between the Participant and such former spouse and (ii) during the Participant’s lifetime.

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f)	The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

6.6. No Spousal Rights. No spouse, former spouse, Beneficiary or other person shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

6.7. Death Prior to Full Payment. If, at the death of the Participant, distribution to the Participant was due or otherwise pending but not actually paid, distribution shall be paid to the Beneficiary (and shall not be paid to the Participant’s estate).

6.8. Facility of Payment. In case of the legal disability, including minority, of an individual entitled to receive any payment under this Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such individual, or

(b)
to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such individual, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such individual.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of Plan and the Company therefore.

SECTION 7

FUNDING OF PLAN

7.1. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant or Beneficiary shall have any lien, prior claim or other security interest in any property of the Employers. The Employers may, but shall have no obligation to, establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets. If, as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in a trust that has been established by an Employer, then within thirty (30) days of such Change in Control, such Employer that has established such a trust shall contribute to such trust assets having a value at least equal to the amount of such excess.

7.2. Corporate Obligation. Neither Company, the Board of Directors of the Company, the Chief Executive Officer, the Committee, the Employers nor any of their directors, officers, agents or employees in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each person entitled or claiming to be entitled at any time to any benefit hereunder shall look solely to the assets of the Employers for such payments as unsecured general creditors. If, or to the extent that, Accounts have been paid to or with respect to a present or former Participant and that payment purports to be the payment of a benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

SECTION 8

AMENDMENT AND TERMINATION

8.1. Amendment of Plan. The Company reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by action of the Board of Directors, and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth. No amendment to the Plan may alter, impair or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

8.2. Termination of Plan. The Company may terminate the Plan at any time by action of the Board of Directors. If there is a termination of the Plan with respect to all Participants, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to provide for the distribution of all Accounts in a lump sum following such Plan termination to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance.

8.3. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is approved by action of the Board of Directors. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

SECTION 9

DETERMINATIONS — RULES AND REGULATIONS

9.1. Determinations. The Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and all relevant documents and information, and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.

9.2. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by Company or any other person pursuant to any provision of the Plan Statement may be signed in the name of Company by any officer or other person who has been authorized to make such certification or to give such notices or consents.

9.3. Claims Procedure. The claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.

9.3.1. Initial Claim and Decision. An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee. If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within 90 days after receipt of the claim. The 90 day period for making the claim determination may be extended for 90 days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial 90 day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made. The notice of adverse determination shall provide: (i) the specific reasons for the adverse determination; (ii) references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the claim and review procedures, including the time limits applicable to such procedure, and (v) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

9.3.2. Request for Review and Final Decision. Within 60 days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within 60 days after receipt of the initial adverse determination notice shall be untimely. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant within 60 days after receipt of the request for a review. Such 60-day period may be extended for 60 days if the Committee determines that special circumstances require an extension and notifies the claimant what special circumstances require the extension and the date by which the decision is expected. If the extension is due to the claimant’s failure to submit information necessary to decide the claim, the claimant shall have 60 days to provide the necessary information and the period for making the decision shall be tolled from the date on which the extension notice is sent until the date the claimant responds to the information request or, if earlier, the expiration of 60 days. The Committee’s review of a denied claim shall take into account all documents and other information submitted by the claimant, whether or not the information was submitted before the claim was initially decided. The notice of denial upon review shall set forth in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) references to the specific provisions of the Plan document on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and (iv) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

9.4. Rules and Regulations.

9.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Company.

9.4.2. Specific Rules.

(a)
Any decision or determination to be made by the Company shall be made by the Committee unless delegated as provided for in the Plan, in which case references in this Section 9 to the Committee shall be treated as references to the Committee’s delegate. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Company upon request.

(b)
Claimants may be represented by a lawyer or other representative at their own expense, but Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(c)	The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Company.

(d)
The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(e)
The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(f)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” as defined in Labor Reg. §2560.503-1(m)(8).

(g)	The Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

9.4.3. Limitations and Exhaustion.

(a)
No claim shall be considered under these administrative procedures unless it is filed with the Company within one (1) year after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Company without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of: (i) three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or (ii) sixty (60) days after the Participant has exhausted these administrative procedures.

(b)
These administrative procedures are the exclusive means for resolving any dispute arising under this Plan. No Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted, and determinations under these administrative procedures (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)
For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 10

PLAN ADMINISTRATION

10.1. Authority.

10.1.1. Company. Functions generally assigned to the Company shall be discharged by the Committee, except where delegated and allocated as provided herein.

10.1.2. Committee. Except as hereinafter provided, the Committee may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Committee or to the Company generally hereunder, as the Committee may from time to time deem advisable.

10.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Company shall have the exclusive authority (which may not be delegated except to the Committee) to amend the Plan Statement and to terminate this Plan.

10.2. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

10.3. ERISA Administrator. The Company shall be the administrator of this Plan for purposes of section 3(16)(A) of ERISA.

10.4. Service of Process. The Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

SECTION 11

CONSTRUCTION

11.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

11.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan. The rules of section 409A of the Code shall apply to this Plan, and this Plan Statement shall be construed and administered accordingly. Notwithstanding the foregoing, neither the Company nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.

11.3. Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other qualified or nonqualified plan. It is specifically contemplated that this Plan will, from time to time, be amended and possibly terminated.

11.4. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for this purpose.

11.5. Rules of Document Construction.

(a)
An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)
Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

(c)
The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)
Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

11.6. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation unless, under the circumstances, it would be inappropriate to do so. The terms “spouse,” “nonspouse,” “married,” “surviving spouse,” and other similar terms shall be construed, interpreted and applied on a basis consistent with the federal statute known as the Defense of Marriage Act.

11.7. Choice of Law. Except to the extent that federal law is controlling, this Plan Statement be construed and enforced in accordance with the laws of the State of Minnesota.

11.8. Delegation. No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

11.9. Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between any Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in any Employer’s employ or in any way limit or restrict any Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

11.10. Tax Withholding. The Employers (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan. All benefits otherwise due hereunder shall be reduced by the amount to be withheld.

11.11. Expenses. All expenses of administering the benefits due under this Plan shall be borne by the Employers.

11.12. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers. The Company shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment, or other legal process before actual payment to such person.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent the Company from exercising, in its discretion, any of the applicable powers and options granted to it upon a Distribution Date, as such powers may be conferred upon it by any applicable provision hereof.

Dated: October 23, 2006	H.B. Fuller Company

By: /s/ Albert P.L. Stroucken

Its: Chief Executive Officer